Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305
Cleveland-Cliffs Inc
Prospectus Supplement dated October 6, 2005
to the Prospectus dated July 22, 2004
     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to update and/or add, as applicable, the information regarding the following entities in the prospectus and their respective amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

			PRINCIPAL AMOUNT OF
	NATURAL PERSON WITH	SHARES OF	CONVERTIBLE		COMMON SHARES OWNED
	VOTING OR	PREFERRED	SUBORDINATED		PRIOR TO THIS
SELLING SECURITYHOLDER	INVESTMENT CONTROL	STOCK	DEBENTURES	COMMON SHARES	OFFERING
NMS Services (Cayman) Inc.	Bank of America	4,000	$4,000,000	129,341	—
	Corp.
Sunrise Partners Limited Partnership(1)	S. Donald Suissman,	2,500	$2,500,000	80,838	—
	Siu Min Wong

(1)	The inclusion of this selling securityholder in the prospectus supplement supercedes the information previously included in a prospectus supplement.